Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Second Quarter 2021 Results

ORLANDO, Fla. (July 29, 2021) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its second quarter 2021 results.

Second Quarter 2021 Results

•
Contract sales in the second quarter were $259 million.
•
Member count increased for the fourth straight quarter, and Net Owner Growth (NOG) for the 12 months ended June 30, 2021 returned to growth, at 0.5%.
•
Total revenues for the second quarter were $334 million compared to $123 million for the same period in 2020.
•
Total revenues were affected by deferrals of $42 million and $4 million in the current period and the same period in 2020, respectively.
•
Net income for the second quarter was $9 million compared to ($48) million net loss for the same period in 2020.
•
Net income (loss) was affected by net deferrals of $22 million and $3 million for the current period and the same period in 2020, respectively.
•
Diluted EPS for the second quarter was $0.10 compared to ($0.56) for the same period in 2020.
•
Diluted EPS was affected by net deferrals of $22 million and $3 million, or $0.25 and $0.04 per share in the current period and the same period in 2020, respectively.
•
Adjusted EBITDA for the second quarter was $70 million compared to ($19) million for the same period in 2020.
•
Adjusted EBITDA was affected by net deferrals of $22 million and $3 million in the current period and the same period in 2020, respectively.
•
In addition to the adverse impact from the closure of HGV sales centers and resort operations, the COVID-19 pandemic had the following impacts on total revenues, net loss, diluted EPS and Adjusted EBITDA for the second quarter:
•
$2 million or $0.02 per share benefit from government assistance from Japan and an employee retention credit granted under the CARES Act, primarily related to payments made to employees as a result of operational closures caused by the COVID-19 pandemic.

“Our business showed a solid pickup in the momentum that we saw exiting the first quarter due to a material improvement in our tour flow and continued strength in buyer behavior,” said Mark Wang, president and CEO of Hilton Grand Vacations. “Nearly all of our major markets saw an increase in tours through our sales centers, which is a positive signal for the pace of our recovery driven by the strong demand for leisure travel.  In addition, our focus on consistent execution and cost efficiency enabled us to convert those tours into EBITDA, which was demonstrated in our strong margin performance for the quarter. I’m also thrilled to report that we received approval from our shareholders for the proposed acquisition of Diamond Resorts. We’re on track to close the acquisition imminently, and we look forward to embarking on this next phase of HGV’s evolution.”

_________________________

1 The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

COVID-19 Update

The COVID-19 pandemic has created an unprecedented and challenging environment for our business and industry. The Company’s current focus is on taking critical actions that are aimed at keeping the Company in a sound position from an operational, liquidity, credit access, and compliance perspective for a strong recovery when the impact of COVID-19 subsides. Management will continue to assess the evolving pandemic, including the various government mandates and orders that impact the opening of its properties and any new recommended or required business practices, and will take additional actions as appropriate.

As of June 30, 2021, nearly all of the Company's resorts and sales centers that previously closed due to the COVID-19 pandemic are open and operating. However, some are still operating in markets with various capacity constraints, social distancing requirements and other safety measures, which are impacting consumer demand for resorts in those markets. As HGV responds to changes in tour flow, it intends to adjust its sales operations accordingly, while complying with all applicable social distancing rules and its own safety measures.

While HGV plans to continue normal business operations as conditions permit, the pandemic continues to be unprecedented and rapidly changing, and has unknown duration and severity. Further, various state and local government officials may issue new or revised orders that are different than current ones under which the Company is operating.

Accordingly, there remains significant uncertainty as to the degree of impact and duration of the conditions stemming from the ongoing pandemic on the Company’s revenues, net income (loss) and other operating results, as well as its business and operations generally.

Overview

For the quarter ended June 30, 2021, diluted EPS was $0.10 compared to ($0.56) for the quarter ended June 30, 2020. Net income and Adjusted EBITDA were $9 million and $70 million, respectively, for the quarter ended June 30, 2021, compared to net loss and Adjusted EBITDA of ($48) million and ($19) million, respectively, for the quarter ended June 30, 2020. Total revenues for the quarter ended June 30, 2021 were $334 million compared to $123 million for the quarter ended June 30, 2021.

Net income and Adjusted EBITDA for the quarter ended June 30, 2021, included a net deferral of $22 million relating to sales made at Ocean Tower Phase II, Maui Bay Villas and The Beach Resort Sesoko projects, which were under construction during the period. The Company anticipates recognizing the revenues and expenses related to these deferrals as the associated projects are completed.

Segment Highlights – Second Quarter 2021

Real Estate Sales and Financing

For the quarter ended June 30, 2021, Real Estate Sales and Financing segment revenues were $194 million, an increase of $138 million compared to the quarter ended June 30, 2020. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $45 million and 23.2%, respectively, for the quarter ended June 30, 2021, compared to ($14) million and (25.0)%, respectively, for the quarter ended June 30, 2020. Real Estate Sales and Financing results in the second quarter of 2021 improved primarily due to increased contract sales along with the reopening of nearly all of our resorts and sales centers that had paused operations in the second quarter of 2020 due to the COVID-19 pandemic.

Real Estate Sales and Financing segment Adjusted EBITDA reflect the $22 million of net deferrals related to Ocean Tower Phase II, Maui Bay Villas and The Beach Resort Sesoko projects for the quarter ended June 30, 2021, and $3 million net deferrals related to The Central at 5th by Hilton Club, Ocean Tower Phase II and Maui Bay Villas projects for the quarter ended June 30, 2020.

Contract sales for the quarter ended June 30, 2021, increased $224 million to $259 million compared to the quarter ended June 30, 2020. For the quarter ended June 30, 2021, tours increased by 51,000 and VPG decreased 8.4% compared to the quarter ended June 30, 2020. For the quarter ended June 30, 2021, fee-for-service contract sales represented 42.1% of contract sales compared to 54.3% for the quarter ended June 30, 2020.

Financing revenues for the quarter ended June 30, 2021 decreased by $6 million compared to the quarter ended June 30, 2020. This was driven by a 12.0% decrease in the net timeshare financing receivables portfolio balance offset by a 6 bps increase in the weighted average interest rate the Company receives on the portfolio compared to the same period in the prior year.

Resort Operations and Club Management

For the quarter ended June 30, 2021, Resort Operations and Club Management segment revenue was $107 million, an increase of $63 million compared to the quarter ended June 30, 2020. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $61 million and 57.0%, respectively, for the quarter ended June 30, 2021, compared to $15 million and 34.1%, respectively, for the quarter ended June 30, 2020. Compared to the prior-year period, Resort Operations and Club Management results in the second quarter of 2021 increased due to higher member activity, along with the reopening of nearly all of HGV's resorts and sales centers that had paused operations in the second quarter of 2020 due to the COVID-19 pandemic.

Inventory

The estimated contract sales value of the Company’s total pipeline is approximately $10 billion at current pricing.

The total pipeline includes approximately $4 billion of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining $6 billion of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 80% of the Company’s total pipeline. Approximately 36% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 20% of the Company’s total pipeline. Approximately 65% of the fee-for-service inventory pipeline is currently available for sale.

With 32% of the pipeline consisting of just-in-time inventory and 20% consisting of fee-for-service inventory, capital-efficient inventory represents 52% of the Company’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents were $1,780 million as of June 30, 2021, including $1,462 million of restricted cash. Restricted cash includes $1,350 million of gross proceeds from the issuance of senior notes in June 2021 related to the previously announced acquisition.

As of June 30, 2021, the Company had $2,431 billion of corporate debt, net outstanding with a weighted average interest rate of 4.74% and $650 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.18%.

As of June 30, 2021, the Company’s liquidity position consisted of $318 million of unrestricted cash and available capacity of $189 million on the Revolving Credit Facility and $450 million on the Timeshare Facility.

Free cash flow was $22 million for the quarter ended June 30, 2021, compared to $28 million for the same period in the prior year. Adjusted free cash flow was ($13) million for the quarter ended June 30, 2021, compared to $73 million for the same period in the prior year. Adjusted free cash flow for the quarter ended June 30, 2021 includes add-backs of $14 million related to the recently announced acquisition.

As of June 30, 2021, the Company’s first lien net leverage ratio for covenant purposes was 1.69 and its interest coverage ratio for covenant purposes was 5.52.

Planned Acquisition

On March 10, 2021, the Company and its wholly-owned subsidiary Hilton Grand Vacations Borrower LLC entered into an Agreement and Plan of Merger, as amended (“Merger Agreement”) with Dakota Holdings, Inc. (“Diamond”), which is controlled by certain investment funds and vehicles managed by affiliates of Apollo Global Management Inc. (“Apollo”) and certain stockholders of Diamond, under which HGV agreed to acquire Diamond, in a stock transaction with an equity fair value of approximately $1.4 billion as of that date. Under the Merger Agreement, Apollo and other Diamond stockholders are expected to receive approximately 34.7 million shares (based on calculations as of June 1, 2021) of HGV’s common stock, par value $0.01 per share, subject to customary adjustments. Upon transaction close, existing HGV stockholders are expected to own approximately 72% of HGV shares of common stock on a fully-diluted basis and Apollo is expected to own approximately 28% of HGV shares of common stock on a fully-diluted basis. The transaction has been approved by the Board of Directors for both companies. Consummation of this transaction is subject to customary conditions, including receipt of approval from stockholders of both HGV and Diamond, any required regulatory approvals and other customary closing conditions.

The Company intends to finance the transaction through a combination of cash on hand, assumption of debt and incremental debt financing. The transaction is anticipated to close in August 2021.

Subsequent Events

As disclosed in the Company's press release issued on July 28, 2021, and in its Current Report on Form 8-K filed with the SEC on July 28, 2021, at a special meeting held on the same day, its stockholders voted to approve the issuance of its common stock in connection with the proposed acquisition of Diamond. The transaction is expected to close in early August 2021, and remains subject to customary closing conditions.

In July 2021, HGV also executed the following transactions:

•
HGV entered into an Amendment to the Purchase and Sale Agreement (the “Amendment”) for the Central at 5th by Hilton Club development project. The Amendment shifted the timing of payments of its inventory purchase obligations for the project from 2021 and 2022 to 2023. Additionally, HGV completed the purchase of the first phase of timeshare units for $53 million
•
HGV borrowed $96 million under its Timeshare Facility to finance the repayment of certain indebtedness in connection with the Merger
•
HGV terminated the waiver period obtained in December 2020 for certain financial covenants required under its Credit Agreement.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

Total Construction Recognitions (Deferrals)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2021	2020	2021	2020
Sales of VOIs (deferrals)	$(42)	$(4)	$(74)	$(51)
Sales of VOIs recognitions	—	—	—	—
Net Sales of VOIs (deferrals) recognitions	(42)	(4)	(74)	(51)
Cost of VOI sales (deferrals)(2)	(13)	—	(23)	(13)
Cost of VOI sales recognitions	—	—	—	—
Net Cost of VOI sales (deferrals) recognitions(2)	(13)	—	(23)	(13)
Sales and marketing expense (deferrals)	(7)	(1)	(11)	(8)
Sales and marketing expense recognitions	—	—	—	—
Net Sales and marketing expense (deferrals) recognitions	(7)	(1)	(11)	(8)
Net construction (deferrals) recognitions (1)	$(22)	$(3)	$(40)	$(30)

	2021
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net (loss) income	$(7)	$9	$—	$—	$2
Interest expense	15	17	—	—	32
Income tax (benefit) expense	(6)	3	—	—	(3)
Depreciation and amortization	11	12	—	—	23
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	—	—	1
EBITDA	14	41	—	—	55
Other loss, net	1	1	—	—	2
Share-based compensation expense	4	14	—	—	18
Impairment expense	1	—	—	—	1
Other adjustment items(3)	22	14	—	—	36
Adjusted EBITDA	$42	$70	$—	$—	$112

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(32)	$(42)	$—	$—	$(74)
Cost of VOI sales(2)	(10)	(13)	—	—	(23)
Sales, marketing, general and administrative expense	(4)	(7)	—	—	(11)
Net construction deferrals	$(18)	$(22)	$—	$—	$(40)

(1) The table represents deferrals and recognitions of Sales of VOI revenue and direct costs for properties under construction for the three and six months ended June 30, 2021 and 2020.

(2) Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.

(3) For the three and six months ended June 30, 2021, this amount includes $14 million and $29 million of acquisition and integration costs associated with the recently announced acquisition of Diamond.

	2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income (loss)	$8	$(48)	$(7)	$(154)	(201)
Interest expense	10	12	10	11	43
Income tax expense (benefit)	1	(8)	(5)	(67)	(79)
Depreciation and amortization	12	11	11	11	45
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	1	—	2
EBITDA	32	(33)	10	(199)	(190)
Other (gain) loss, net	(2)	3	(1)	(3)	(3)
Share-based compensation expense(1)	(2)	6	6	5	15
Impairment expense	—	—	—	209	209
Other adjustment items(2)	5	5	4	12	26
Adjusted EBITDA	$33	$(19)	$19	$24	$57

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(47)	$(4)	$(13)	$(21)	$(85)
Cost of VOI sales(3)	(13)	—	(4)	(6)	(23)
Sales, marketing, general and administrative expense	(7)	(1)	(1)	(4)	(13)
Net construction deferrals	$(27)	$(3)	$(8)	$(11)	$(49)

(1) For the three and six months ended June 30, 2020, these amounts include costs associated with restructuring, one-time charges and other non-cash items.

(2) Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.

Conference Call

Hilton Grand Vacations will host a conference call on July 29, 2021, at 11 a.m. (EST) to discuss second quarter results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available within 24 hours after the teleconference’s completion through Aug. 5, 2021. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13714034. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to HGV’s future, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, including those related to the proposed Merger (defined below) and HGV’s revenues, earnings, cash flow and operations, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words.

HGV cautions you that forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement HGV entered into to acquire Dakota Holdings, Inc. (the “Merger”); the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from HGV’s ongoing business operations due to the transaction; the effect of the announcement of the proposed Merger on HGV’s relationships, operating results and business generally; the risk that the proposed Merger will not be consummated in a timely manner; exceeding the expected costs of the Merger; the material impact of the COVID-19 pandemic on HGV’s business, operating results, and financial condition; the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; HGV’s ability to meet its liquidity needs; risks related to HGV’s indebtedness; inherent business risks, market trends and competition within the timeshare and hospitality industries; HGV’s ability to successfully source inventory and market, sell and finance VOIs; default rates on HGV’s financing receivables; the reputation of and HGV’s ability to access Hilton brands and programs, including the risk of a breach or termination of HGV’s license agreement with Hilton; compliance with and changes to United States and global laws and regulations, including those related to anti-corruption and privacy; risks related to HGV’s acquisitions, joint ventures, and other partnerships; HGV’s dependence on third-party development activities to secure just-in-time inventory; the performance of our information technology systems and HGV’s ability to maintain data security; regulatory proceedings or litigation; adequacy of HGV’s workforce to meet its business and operation needs; HGV’s ability to attract and retain key executives and employees with skills and capacity to meet its needs; and natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2021, and may be updated from time to time in HGV’s annual reports, quarterly reports, current reports and other filings HGV makes with the SEC.

HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, EBITDA profit margin, Adjusted EBITDA profit margin, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for nearly 330,000 club members. For more information, visit www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains, including asset dispositions and foreign currency translations; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring and other non-cash and one-time charges.

EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•
EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•
EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•
EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•
EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•
EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•
EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•
EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow further adjusted to exclude net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Real Estate Metrics

Contract sales represents the total amount of vacation ownership interval (“VOI”) products (fee-for-service and developed) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization. While the presentation of contract sales on a combined basis (fee-for-service and developed) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Basis of Presentation and Summary of Significant Accounting Policies in our audited consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2020, for additional information on Sales of VOI, net.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate profit represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate profit margin is calculated by dividing real estate profit by sales revenue. The Company considers this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.

Sales revenue represents Sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONDENSED CONSOLIDATED BALANCE SHEETS	T-2
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)	T-7
REAL ESTATE SALES PROFIT DETAIL SCHEDULE	T-8
CONTRACT SALES MIX BY TYPE SCHEDULE	T-9
FINANCING PROFIT DETAIL SCHEDULE	T-10
RESORT AND CLUB PROFIT DETAIL SCHEDULE	T-11
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE	T-12
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-13
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-14

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	June 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Cash and cash equivalents	$318	$428
Restricted cash	1,462	98
Accounts receivable, net	220	119
Timeshare financing receivables, net	927	974
Inventory	730	702
Property and equipment, net	508	501
Operating lease right-of-use assets, net	45	52
Investments in unconsolidated affiliates	57	51
Intangible assets, net	80	81
Land and infrastructure held for sale	41	41
Other assets	119	87
TOTAL ASSETS	$4,507	$3,134
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$335	$252
Advanced deposits	117	117
Debt, net	2,431	1,159
Non-recourse debt, net	650	766
Operating lease liabilities	59	67
Deferred revenues	372	262
Deferred income tax liabilities	147	137
Total liabilities	4,111	2,760

Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 85,752,632 and 85,205,012 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	212	192
Accumulated retained earnings	183	181
Total equity	396	374
TOTAL LIABILITIES AND EQUITY	$4,507	$3,134

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Sales of VOIs, net	$76	$—	$109	$56
Sales, marketing, brand and other fees	81	13	134	119
Financing	37	43	74	87
Resort and club management	48	39	93	83
Rental and ancillary services	54	5	86	57
Cost reimbursements	38	23	73	72
Total revenues	334	123	569	474
Expenses
Cost of VOI sales	21	(1)	24	13
Sales and marketing	116	61	198	218
Financing	11	13	24	26
Resort and club management	11	6	19	18
Rental and ancillary services	36	24	67	61
General and administrative	44	22	80	43
Depreciation and amortization	12	11	23	23
License fee expense	19	6	33	28
Impairment expense	—	—	1	—
Cost reimbursements	38	23	73	72
Total operating expenses	308	165	542	502
Interest expense	(17)	(12)	(32)	(22)
Equity in earnings from unconsolidated affiliates	4	1	6	4
Other loss, net	(1)	(3)	(2)	(1)
Income (loss) before income taxes	12	(56)	(1)	(47)
Income tax (expense) benefit	(3)	8	3	7
Net income (loss)	$9	$(48)	$2	$(40)
Earnings (loss) per share:
Basic	$0.10	$(0.56)	$0.02	$(0.47)
Diluted	$0.10	$(0.56)	$0.02	$(0.47)

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating Activities
Net income (loss)	$9	$(48)	$2	$(40)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	12	11	23	23
Amortization of deferred financing costs, contract costs and other	4	5	10	9
Provision for financing receivables losses	12	8	28	45
Impairment expense	—	—	1	—
Other loss, net	1	3	2	1
Share-based compensation	14	6	18	4
Deferred income tax expense (benefit)	30	(23)	9	(31)
Equity in earnings from unconsolidated affiliates	(4)	(1)	(6)	(4)
Net changes in assets and liabilities:
Accounts receivable, net	(109)	84	(101)	100
Timeshare financing receivables, net	(1)	61	18	58
Inventory	(15)	(26)	(29)	(36)
Purchases and development of real estate for future conversion to inventory	(11)	(14)	(17)	(19)
Other assets	(8)	9	(35)	(33)
Accounts payable, accrued expenses and other	57	(30)	59	(72)
Advanced deposits	3	(1)	—	1
Deferred revenues	36	(9)	110	82
Net cash provided by operating activities	30	35	92	88
Investing Activities
Capital expenditures for property and equipment	(3)	(1)	(4)	(4)
Software capitalization costs	(5)	(6)	(9)	(11)
Net cash used in investing activities	(8)	(7)	(13)	(15)
Financing Activities
Issuance of debt	1,350	—	1,350	495
Issuance of non-recourse debt	—	300	—	495
Repayment of debt	(53)	(3)	(55)	(60)
Repayment of non-recourse debt	(49)	(255)	(118)	(313)
Debt issuance costs	—	(6)	(3)	(6)
Repurchase and retirement of common stock	—	—	—	(10)
Payment of withholding taxes on vesting of restricted stock units	—	—	(5)	(2)
Proceeds from employee stock plan purchases	1	—	1	—
Proceeds from stock option exercises	4	—	6	—
Other financing activity	—	—	(1)	(1)
Net cash provided by financing activities	1,253	36	1,175	598
Net increase in cash, cash equivalents and restricted cash	1,275	64	1,254	671
Cash, cash equivalents and restricted cash, beginning of period	505	759	526	152
Cash, cash equivalents and restricted cash, end of period	$1,780	$823	$1,780	$823

HILTON GRAND VACATIONS INC.

FREE CASH FLOW RECONCILIATION

(in millions)

	Three Months Ended,		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net cash provided by operating activities	$30	$35	$92	$88
Capital expenditures for property and equipment	(3)	(1)	(4)	(4)
Software capitalization costs	(5)	(6)	(9)	(11)
Free Cash Flow	22	28	79	73
Non-recourse debt activity, net	(49)	45	(118)	182
Other adjustment items(1)	14	—	29	—
Adjusted Free Cash Flow	$(13)	$73	$(10)	$255

(1) For three and six months ended June 30, 2021, this amount includes $14 million and $29 million of acquisition costs associated with the recently announced acquisition of Diamond.

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended,		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues:
Real estate sales and financing	$194	$56	$317	$262
Resort operations and club management	107	44	187	148
Total Segment revenues	301	100	504	410
Cost reimbursements	38	23	73	72
Intersegment eliminations	(5)	—	(8)	(8)
Total revenues	$334	$123	$569	$474

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME (LOSS)

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss)	$9	$(48)	$2	$(40)
Interest expense	17	12	32	22
Income tax (benefit) expense	3	(8)	(3)	(7)
Depreciation and amortization	12	11	23	23
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	—	1	1
EBITDA	41	(33)	55	(1)
Other loss, net	1	3	2	1
Share-based compensation expense	14	6	18	4
Impairment expense	—	—	1	—
Other adjustment items(1)	14	5	36	10
Adjusted EBITDA	$70	$(19)	$112	$14

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$45	$(14)	$72	$1
Resort operations and club management(2)	61	15	103	70
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	4	1	7	5
License fee expense	(19)	(6)	(33)	(28)
General and administrative(3)	(21)	(15)	(37)	(34)
Adjusted EBITDA	$70	$(19)	$112	$14
Adjusted EBITDA profit margin	21.0%	(15.4)%	19.7%	3.0%
EBITDA profit margin	12.3%	(26.8)%	9.7%	(0.2)%

(1) For the three and six months ended June 30, 2021 this amount includes $14 million and $29 million of acquisition and integration costs associated with the pending acquisition of Diamond.

(2) Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.

(3) Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES PROFIT DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Tour flow	56,345	5,810	84,293	72,775
VPG	$4,385	$4,786	$4,472	$3,608
Owned contract sales mix	57.9%	45.7%	58.5%	46.6%
Fee-for-service contract sales mix	42.1%	54.3%	41.5%	53.4%

Contract sales	$259	$35	$398	$279
Adjustments:
Fee-for-service sales(2)	(109)	(19)	(165)	(149)
Provision for financing receivables losses	(12)	(8)	(28)	(45)
Reportability and other:
Net deferral of sales of VOIs under construction(3)	(42)	(4)	(74)	(51)
Fee-for-service sale upgrades, net	3	1	5	9
Other(4)	(23)	(5)	(27)	13
Sales of VOIs, net	$76	$—	$109	$56

Sales, marketing, brand and other fees	$81	$13	$134	$119
Less:
Marketing revenue and other fees	24	4	45	29
Commissions and brand fees	57	9	89	90
Sales of VOIs, net	76	—	109	56
Sales revenue	133	9	198	146
Less:
Cost of VOI sales	21	(1)	24	13
Sales and marketing expense, net(5)	83	56	142	181
Real estate profit (loss)	$29	$(46)	$32	$(48)
Real estate profit margin	21.8%	NM(1)	16.2%	(32.9)%

(1) Fluctuation in terms of percentage change is not meaningful.

(2) Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.

(3) Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.

(4) Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.

(5) Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Just-in-time Contract Sales Mix	23%	14%	25%	24%
Fee-For-Service Contract Sales Mix	42%	54%	41%	53%
Total Capital-Efficient Contract Sales Mix	65%	68%	66%	77%

HILTON GRAND VACATIONS INC.

FINANCING PROFIT DETAIL SCHEDULE

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Interest income	$31	$36	$62	$74
Other financing revenue	6	7	12	13
Financing revenue	37	43	74	87
Consumer financing interest expense	7	7	14	14
Other financing expense	4	6	10	12
Financing expense	11	13	24	26
Financing profit	$26	$30	$50	$61
Financing profit margin	70.3%	69.8%	67.6%	70.1%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB PROFIT DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

			Twelve months ended June 30,
			2021	2020
Total members			328,441	326,810
Net Owner Growth (NOG)			1,631	10,195
Net Owner Growth % (NOG%)			0.5%	3.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Club management revenue	$29	$22	$56	$47
Resort management revenue	19	17	37	36
Resort and club management revenues	48	39	93	83
Club management expense	5	5	10	12
Resort management expense	6	1	9	6
Resort and club management expenses	11	6	19	18
Resort and club management profit	$37	$33	$74	$65
Resort and club management profit margin	77.1%	84.6%	79.6%	78.3%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Rental revenues	$50	$5	$80	$52
Ancillary services revenues	4	—	6	5
Rental and ancillary services revenues	54	5	86	57
Rental expenses	32	22	61	54
Ancillary services expense	4	2	6	7
Rental and ancillary services expenses	36	24	67	61
Rental and ancillary services profit (loss)	$18	$(19)	$19	$(4)
Rental and ancillary services profit margin	33.3%	NM(1)	22.1%	(7.0)%

(1) Fluctuation in terms of percentage change is not meaningful.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Sales of VOIs, net	$76	$—	$109	$56
Sales, marketing, brand and other fees	81	13	134	119
Financing	37	43	74	87
Real estate sales and financing segment revenues	194	56	317	262
Cost of VOI sales	(21)	1	(24)	(13)
Sales and marketing	(116)	(61)	(198)	(218)
Financing	(11)	(13)	(24)	(26)
Marketing package stays	(5)	—	(8)	(8)
Share-based compensation	2	2	4	3
Other adjustment items	2	1	5	1
Real estate sales and financing segment adjusted EBITDA	$45	$(14)	$72	$1
Real estate sales and financing segment adjusted EBITDA profit margin	23.2%	(25.0)%	22.7%	0.4%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Resort and club management	$48	$39	$93	$83
Rental and ancillary services	54	5	86	57
Marketing package stays	5	—	8	8
Resort and club management segment revenue	107	44	187	148
Resort and club management	(11)	(6)	(19)	(18)
Rental and ancillary services	(36)	(24)	(67)	(61)
Share-based compensation	2	—	2	—
Other adjustment items	(1)	1	—	1
Resort and club segment adjusted EBITDA	$61	$15	$103	$70
Resort and club management segment adjusted EBITDA profit margin	57.0%	34.1%	55.1%	47.3%